Exhibit 99.1

Guest Xperience Podcast: Interview with HotelPlanner Chief Communications Officer & Head of Investor Relations Philip Ballard - Full Transcript

Episode: "From Start Up to Going Public. Here's How I Did It!"

Release Date: January 4, 2022

Link: https://www.youtube.com/watch?v=c66Wel5qOEg

Full Transcript:

Matt Loney: Welcome to a special broadcast of the Guest Xperience podcast. I’m your co-host Matthew Loney and I’m here with my co-host Brian Hamaoui in beautiful Ft. Lauderdale Florida where we’re in attendance at the Phocuswright Summit, one of the leading travel conferences of the year. I tell you what Brian, we have a great guest. Philip Ballad is joining us. He’s the Chief Communications Officer & Head of Investor Relations at HotelPlanner, which for some of our listeners, HotelPlanner in the vacation rental industry is probably not a big name, but I think...a couple things that they are doing are really cool that our listeners are going to want to hear about. Those of you who don’t know, HotelPlanner is a leading travel technology company that combines proprietary artificial intelligence, something we’re going to be talking about here, and machine learning capabilities, and a 24/7 gig-based customer service network to serve all traveler hotel needs from a single platform. So this is, this is going to be a really cool conversation.

Brian Hamaoui: There is a lot to unpack there.

Matt Loney: That’s right. There is a lot to unpack there, and Philip, thank you very much for being here.

Philip Ballard: It’s an honor to be here. Thank you very much.

Matt Loney: Before we jump in, you guys have some big news. You are NASDAQ bound.

Philip Ballard: We are.

Matt Loney: And you’re doing it in kind of an interesting way. Explain the structure of how you guys are going public.

Philip Ballard: Sure, so in August we announced an agreement providing for a 3-way merger. So we’re doing it via a SPAC, which is a special purpose acquisition company, which is a blank check company whose sole purpose is to find a company like ours and take us public. We’ve merged with Astrea Acquisition Corp. And what makes this unique. It’s a 3-way SPAC merger so we’re also merging with Reservations.com. Upon closing, the HotelPlanner family of brands will be our flagship website HotelPlanner.com, Meetings.com which is our business focused site, and then Reservations.com. So it’s very exciting.

Matt Loney: At the beginning of the year, it was trendy to do a SPAC, but now you got to do a 3-way SPAC. It’s not good enough just to do a SPAC. Congratulations.

Philip Ballard: Thank you very much. It’s very exciting.

Matt Loney: Give just a brief overview of HotelPlanner. It’s got a really cool background. Never raised...all bootstrapped. I hate to say it but in today’s day in age, I’m sure there’s a few, it’s just really tough to do. Give us a little bit of history.

Philip Ballard: Sure, so in 2004 Co-founders Tim Hentschel and John Prince got together and they had a simple I think yet profound idea, which was to revolutionize the group travel booking experience. If you recall back in the early dot com era, a lot of hotels still didn’t have their website, it was still done via fax and phone, very inefficient, time-consuming process to book a wedding, to book a family reunion, a church tour, whatever the group travel experience was. We have revolutionized that with eContracting, Instant Group booking, online negotiations. That’s the last 17 years of our evolution, and what we did last year, we realized we can gigify a big portion of our traditional call center and turn it into a 24/7 global gig-economy based hotel planners....there’s event planners, wedding planners, so now we have gig based hotel planners. We’re in about 5 countries right now. We have engaged about 3,000 agents or so. And of course there’s a churn, but we hope that over time these agents will become smarter and smarter, and what we are doing is using our artificial intelligence VOIP to connect the right customer with the right agent. For example, if you’re going to Boston and you want to take your family to Fenway Park for a baseball game, you want a hotel near Fenway and you want some good restaurants nearby. You give all that information, the gig agent connects with you and they already have that information and can book you a discounted rate for someone that’s going to a sporting event, or something who is going to Fenway, because it’s an offline private closed sales environment.

Brian Hamaoui: That’s fascinating.

Matt Loney: It really is. I think a lot still want to have that human interaction when they’re planning, especially if you’re going to an area you’ve never been to, but it’s nice to be able to combine the two, right? And have someone who already knows, so you don’t have to spend the time educating them, to get them to the point to actually be of help to me. I think it’s huge.

Philip Ballard: What we realized during the height of the pandemic in May of 2020, we were getting a big influx of calls, and we just didn’t have enough people to field the calls. So we realized, we put friends and family in our call center because there were laid off or furloughed, had some down time, wanted to make a few extra bucks. It’s really revolutionized our business model and it’s become our big go-to-market initiative in the post-pandemic environment.

Brian Hamaoui: Tell our listeners how you guys are vetting the people who are working for you?

Philip Ballard: So we want people ideally who have some travel experience or some familiarity with that, good customer service folks, people who are good on the phone. All they need is good WIFI, a laptop and good headset. That’s really all they need, and a good background check. Then we do some training with them and they can start taking calls within a week or two.

Matt Loney: Wow. When you say gig based, these are independent contractors, Uber drivers, right? Who can pick up shifts when they want to pick up shifts I’m guessing, kind of like Uber, turn it on, turn it off?

Philip Ballard: Exactly. We can’t tell them exactly when to log on. Now we can say, look, it’s the holiday season. There’s an influx of calls. We’d love you to log on today and take calls.

Matt Loney: Here’s where/when all the calls are coming, so if you want to make lots of money, take lots of calls, that might be a time.

Philip Ballard: Exactly. So we can do that after a hurricane, or post natural disaster, or during a popular sporting event in a certain city. Things like that. So it’s dynamic.

Brian Hamaoui: In order to handle that kind of call volume, how many lines do you currently have? How do you do that?

Philip Ballard: We have about 30,000 1-800 numbers and so we have those pop up as you’re searching for your room, we actually incentivize and encourage you to call one of our agents. We want you to call us because then we can offer you, ideally, a discounted rate through a closed private sales environment, which doesn’t force you to follow rate parity.

Matt Loney: Absolutely. We talked about this earlier. That is because the rates that you have access to do need to be in a closed environment. That’s why you have to push....like a lot of good technology, party of the solution seems to be to solve, it was really to fill a business need because if you guys were wanting to provide these deals, you had to find a way to do it really efficiently to get people to call.

Philip Ballard: And I think the realization for us in the middle of the pandemic was that personalization and customization are really going to be the new trend lines for bookings. We can personalize our service. You call an agent, and ideally, they live in that city and they can recommend restaurants or places to stay or go and find you a discounted hotel stay. Or, let’s say you want to go to Paris, you may want to speak to a French speaker, so we can connect you to a French speaker. And over time we’ll be able to add more and more of those amenities and make our AI and VOIP system smarter and smarter. And we interview the agents and we ask them ‘what are the three cities that you know really well where you would consider yourself very knowledgeable. What are some activities and leisure things that you’re into, so if a person is really into sports and a customer is going to a sporting event, then we’ll connect you with someone who likes doing sports related bookings.

Matt Loney: Do you have a Loyalty program? If I call in and maybe I booked a couple things with you guys, are you keeping track? Are you building a guest profile so that call center can get...you got to be from an AI standpoint to get smarter.

Philip Ballard: We are. We’re tracking every single call and every single detail within the calls. We do have a Preferred Membership program that we are relaunching in the coming months. We do have a Loyalty Program as well with the hotels. So those are things that are either in progress or we’re preparing our 2.0 version of them.

Brian Hamaoui: Tell us a little bit about how you’re implementing this with voice as well?

Philip Ballard: So the other cool thing, we have now enabled the Alexa app or the Alexa device to connect you to a gig agent. So let’s say you’re making your dinner for your family and you don’t want to pick up the phone and you just need to make a reservation quickly. Once you enable the HotelPlanner skill on Alexa, you can simply say ‘Alexa, connect me to a HotelPlanner’ or “Alexa – make me a reservation in New York City for a certain date.’ And then within 30 agents, the gig agent will call your cell phone. You just the queue. There’s no queue. You don’t have to wait 10 or 15 minutes for someone to call you back. You get a call withing 30 seconds and they say “Oh, I see you want to go to Boston on this date, 2 rooms, 4 people, here are the 5 options, recommend this hotel because it’s near Fenway Park, etc.”

Brian Hamaoui: So this is fascinating. We talk about this all the time. Which is, you cannot do this type or this level of guest experience without a human behind it. These guys have managed to do technology really well, implement humans, and basically take the whole experience to the next level.

Matt Loney: I think what we’ve said is ultimately a guest experience is human driven but the technology is what makes it look easier. And that’s what the AI is doing and I got to tell you, just from a personal standpoint, I was thrilled when I heard someone bring up voice because as a travel company that is all in on voice, you come to the largest travel conference in the world and there’s still not a lot of people talking about voice. This kind of makes me go, ‘we’re not losing our minds.’

Philip Ballard: And I think where the Internet of Things trend is going, smart homes, smart offices, smart cars, more and more products and services are going to be voice enabled and voice activated. And you’re already seeing it at Disney World I think. You can say....

Matt Loney: Absolutely. They’re going to put in 30,000 Alexa devices with the screen, I think the Echo 5’s. I could be wrong, but I think they’re somewhere 30% or so of all internet searches this year will be done via voice. Initially right now that’s a lot on phones, but we all know that’s how they get you. You get used to do something on your phone, then it turns into a smart device.

Brian Hamaoui: We’re adjusting to it. And they’re doing it in small bits and pieces without realizing they’re actually doing it. We’re getting comfortable to the technology and then they’ll take it to the next level.

Philip Ballard: There will be a learning curve. There will be an onboarding...it’s not going to happen overnight. But I think over the next 3, 4 to 5 years, you’re going to see more and more voice activated services with start-ups. And hopefully we’re ahead of the technology curve in that regard. We like to say we’re high tech, high touch.

Brian Hamaoui: It’ll be interesting. I think our technology is going to help with that. A lot of people don’t really correlate the two, but the more you get used to speaking to your car and asking it for directions, things to do, a lot of that technology, you’ll get used to using it. Same thing with your smart phone.

Philip Ballard: Absolutely.

Matt Loney: Philip, thank you so much for coming and joining us. I think there’s so much there that our listeners are going to get really excited about. Obviously, voice. Vacation rentals in particular, and even the hotels still, a lot of reservations still made...people want to call, ask questions and what you guys are doing with the AI on the call center, the customer service center side of things is really cool. Best of luck to you guys with going public. Is that scheduled in the Spring, is that when we can....there isn’t a date yet.

Philip Ballard: We are in the middle of our DeSPAC period. We are under SEC review and assuming that all goes well, we anticipate closing and becoming H-O-T-P or “HOTP” on NASDAQ within the next few months.

Matt Loney: HOTP! Within the next few months. Very very cool. We will watch out for it. Thank you again for joining. We really appreciate it.

Philip Ballard: My pleasure.